UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

Acumen Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40551	36-4108129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

427 Park St., Charlottesville, Virginia	22902
(Address of Principal Executive Offices)	(Zip Code)

(434) 297-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ABOS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On February 1, 2023, the Acumen Pharmaceuticals, Inc. (the “Company”) posted an updated corporate presentation to its website at https://investors.acumenpharm.com/news-events/presentations, which the Company may use from time to time in communications or conferences. A copy of the corporate presentation is attached as Exhibit 99.1 to this Report.

The information in this Item 7.01 of this Report (including Exhibit 99.1), is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company’s submission of this Report shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events.

The Company’s updated corporate presentation provides updates with respect to INTERCEPT-AD, the Company’s Phase 1 clinical trial of ACU193 in patients with early Alzheimer’s disease. The corporate presentation notes that the Company expects to complete enrollment in INTERCEPT-AD in the first quarter of 2023 and anticipates reporting topline data from this trial in the third quarter of 2023. The corporate presentation also notes that as of January 31, 2023, a total of 52 subjects have been randomized and dosed in Cohorts 1 through 6 of the clinical trial. Cohort 6 is fully enrolled, with planned doses of 60 mg/kg of ACU193 every four weeks.

In addition, the updated corporate presentation notes that on January 30, 2023, the Company submitted a protocol amendment to the U.S. Food and Drug Administration with respect to Cohort 7 of the clinical trial to reduce the dosage plan to 25 mg/kg every two weeks (updated from 60 mg/kg every two weeks). The proposed change was based in part on a blinded review of preliminary pharmacokinetic data, inclusive of plasma and cerebrospinal fluid levels, which indicated a dose of 60 mg/kg every two weeks should not be needed to attain central target engagement, and preliminary safety data, inclusive of two asymptomatic cases of ARIA-E (one in Cohort 4 after a single 60 mg/kg dose and one in Cohort 5 after a third 10 mg/kg dose).

Cautionary Note on Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statement describing the Company’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expects,” “anticipates,” “plans,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning the Company’s plans with respect to completion of enrollment in its INTERCEPT-AD Phase 1 clinical trial and its expectations with regards to the timing of reporting topline data, the Company’s proposed protocol amendment, the Company’s expectations with respect to the therapeutic dose range of the Company’s product candidate, ACU193, and the therapeutic potential of ACU193, including its safety profile, potential for improved safety (including expected rate of ARIA) and efficacy, as well as the expectations concerning the INTERCEPT-AD trial. These statements are based upon the current beliefs and expectations of the Company’s management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of the COVID-19 pandemic. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission, including in Acumen’s Form 10-K for the year ended December 31, 2021, Acumen’s Form 10-Q for the quarter ended September 30, 2022, and future filings and reports by Acumen. Copies of these and other documents are available from Acumen. Additional information will be made available in other filings that Acumen makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise. In this presentation, references to cash also include cash equivalents.

Item 9.01	Financial Statements and Exhibits.

(d). Exhibits

Exhibit No.	Description

99.1	Corporate Presentation, dated February 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acumen Pharmaceuticals, Inc.

Dated: February 1, 2023	By:	/s/ Matthew Zuga
Matthew Zuga
Chief Financial Officer and Chief Business Officer